Telenav Reports Fourth Quarter and Fiscal Year 2013 Financial Results
-Strategic growth and international revenue for the fiscal year more than doubled year over year

Sunnyvale, Calif. - July 25, 2013 -Telenav®, Inc. (NASDAQ:TNAV), the leader in personalized navigation, today announced its financial results for the fourth quarter and fiscal year that ended June 30, 2013.
“We are pleased with the financial results in our strategic growth and international areas, which represented 59% of total revenue for the fourth quarter and 51% for the fiscal year,” said HP Jin, chairman, president and CEO of Telenav.  “Our solid revenue performance in our automotive business, which accounted for 46% of total revenue for the quarter, aligns with our strategy to diversify our revenue base. In addition, we have begun to see growth in our mobile advertising business and we will continue to invest in our business, as we believe we can capitalize on this high growth market through our differentiated, location-enabled platform.”
As previously announced, due to the sale of the Enterprise business that closed effective April 1, 2013, we have presented the results of operations of that business as discontinued operations in our income statement for all periods presented.

Financial Highlights

•
Revenue for the fourth quarter of fiscal year 2013 was $47.1 million, compared with $55.0 million in the third quarter of fiscal year 2013 and $51.4 million in the fourth quarter of fiscal year 2012. Revenue for fiscal year 2013 was $191.8 million, compared with $205.5 million in fiscal year 2012.

•
Revenue stemming from strategic growth and international areas for the fourth quarter of fiscal year 2013 was $27.8 million, compared with $32.1 million in the third quarter of fiscal year 2013 and $12.8 million in the fourth quarter of fiscal year 2012. Strategic growth and international revenue represented 59% of total revenue for the fourth quarter of fiscal year 2013, compared with 58% in the third quarter of fiscal year 2013, and up 117% from the fourth quarter of fiscal year 2012. Automotive revenue was $21.6 million, or 46% of total revenue, for the fourth quarter of fiscal year 2013.

•	Revenue stemming from strategic growth and international areas for fiscal year 2013 was $96.9 million, up 120% from fiscal year 2012. Strategic growth and international revenue represented

51% of total revenue for fiscal year 2013, compared with 21% in fiscal year 2012. Automotive revenue was $71.5 million, or 37% of total revenue, for fiscal year 2013.

•
GAAP net loss from continuing operations for the fourth quarter of fiscal year 2013 was ($0.9) million, or ($0.02) per diluted share, compared with GAAP net income of $3.8 million, or $0.09 per diluted share, in the third quarter of fiscal year 2013 and GAAP net income of $6.2 million, or $0.14 per diluted share, for the fourth quarter of fiscal year 2012.

•	GAAP net income from continuing operations for fiscal year 2013 was $5.6 million, or $0.13 per diluted share, compared with $31.8 million, or $0.72 per diluted share, for fiscal year 2012.

•
Adjusted EBITDA for the fourth quarter of fiscal year 2013 was $4.2 million (GAAP net loss adjusted for add back stock-based compensation expense, depreciation, amortization, interest income, other expense, provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs, net of tax), compared with $8.8 million in the third quarter of fiscal year 2013 and $12.9 million in the fourth quarter of fiscal year 2012 a year ago. For fiscal year 2013, adjusted EBITDA was $25.5 million compared with $57.2 million for fiscal year 2012.

•
Ending cash, cash equivalents and short-term investments were $191.7 million, and Telenav had no debt as of June 30, 2013. This represented cash, cash equivalents and short-term investments of $4.87 per share, based on approximately 39.3 million shares of outstanding common stock as of June 30, 2013.

Recent Business Highlights

•
In April 2013, Telenav completed the sale of its Enterprise business to FleetCor Technologies Operating Company, LLC, or FleetCor, for aggregate proceeds of approximately $10 million, resulting in the gain on the Enterprise business sale of approximately $6.5 million, net of tax.

•
In June 2013, Telenav appointed David Smith as vice president of sales. Mr. Smith now leads the Company's mobile advertising sales business in North America. Mr. Smith previously held senior mobile sales positions with InMobi and Millennial Media.

•
In July 2013, Scout launched a suite of traffic-related features to make daily commuters' lives easier, less stressful and more productive. Some of these features include the ability for users to report incidents such as accidents, road hazards, traffic jams and police presence to other Scout users.

•
In the fourth quarter of fiscal year 2013, the app store ratings for Scout for iPhone and Scout for Android averaged 4.5 stars. Scout continues to rank in the top three in the free navigation category on iTunes.

Business Outlook
For the first fiscal quarter ending September 30, 2013, Telenav offers the following guidance, which is predicated on management's judgments.

•	Total revenue is expected to be $41 to $43 million;

•	Revenue from strategic growth areas (automotive, mobile advertising and premium LBS) is expected to be 50% to 55% of total revenue;

•	GAAP gross margin is expected to be 62% to 63%;

•
Non-GAAP gross margin is expected to be 64% to 65%, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $1 million;

•	GAAP operating expenses are expected to be $28 to $29 million;

•	Non-GAAP operating expenses are expected to be $25 to $26 million, and represents GAAP operating expenses adjusted for the add back of approximately $3 million of stock-based compensation expense;

•	GAAP net loss is expected to be breakeven to ($1) million;

•	GAAP diluted net loss per share is expected to be breakeven to ($0.03);

•
Non-GAAP net income is expected to be $2.5 to $3.5 million, and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net income per share is expected to be $0.06 to $0.09 and represents GAAP net loss per share adjusted for the add back of the tax effect of approximately $3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology expenses;

•
Adjusted EBITDA is expected to be $1.5 to $2.5 million, and represents GAAP net loss adjusted for the add back of approximately $3 million of stock-based compensation expense, and approximately $2 million of depreciation and amortization expenses, other income and expense, and income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

For the fiscal year ending June 30, 2014, Telenav offers the following guidance:

•	Total revenue is expected to be $140 to $150 million;

•	Revenue from strategic growth areas (automotive, mobile advertising and premium LBS) is expected to be approximately 60% of total revenue;

•	Automotive revenue is expected to be 45% to 50% of total revenue;

•	Mobile advertising revenue is expected to exceed 10% of total revenue;

•	GAAP gross margin is expected to be 57% to 58%;

•
Non-GAAP gross margin is expected to be 60% to 61%, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $4 million;

•	GAAP operating expenses are expected to be $110 to $120 million;

•	Non-GAAP operating expenses are expected to be $99 to $108 million, and represents GAAP operating expenses adjusted for the add back of $11 to $12 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($15) to ($20) million;

•	GAAP diluted net loss per share is expected to be ($0.38) to ($0.50);

•
Non-GAAP net loss is expected to be ($2) to ($8) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of $11 to $12 million of stock-based compensation expense, and approximately $4 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.05) to ($0.20), and represents GAAP net loss adjusted for the add back of the tax effected impact of $11 to $12 million of stock-based compensation expense, and approximately $4 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($10) to ($15) million, and represents GAAP net loss adjusted for the add back for the impact of $11 to $12 million in stock-based compensation expenses and $7 to $8 million of depreciation and amortization expenses, other income and expense, and income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

The Company plans to achieve quarterly breakeven on an adjusted EBITDA basis during fiscal year 2015.

The above information concerning guidance represents Telenav's outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-337-8169 (toll-free, domestic only) or 719-457-2628 (domestic and international toll) and enter passcode 6298612. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com/. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial

888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 6298612.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income from continuing operations, non-GAAP net income from continuing operations per share, and adjusted EBITDA from continuing operations included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav's underlying operating results. These non-GAAP measures are some of the primary measures Telenav's management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures: Non-GAAP net income from continuing operations measures GAAP net income from continuing operations excluding the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements and restructuring costs, net of taxes. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income from continuing operations, non-GAAP net income from continuing operations per share, and adjusted EBITDA from continuing operations. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements represent settlements from patent litigation cases in which we are defendants and royalty disputes.  Restructuring costs represent recognition of the estimated amount of costs associated with restructuring activities. Our non-GAAP tax rate from continuing operations differs from the GAAP tax rate from continuing operations due to the elimination of any tax effect of the GAAP stock-based compensation expenses, capitalized software and developed technology amortization expenses, legal settlements, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income from continuing operations.

Adjusted EBITDA from continuing operations measures our GAAP net income excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other expense, provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs, net of tax. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results.

To reconcile the historical GAAP net income from continuing operations to non-GAAP net income from continuing operations and non-GAAP net income per share from continuing operations, add back the indicated amounts of stock-based compensation expense, capitalized software and developed technology amortization expenses, legal settlements, restructuring costs, and other applicable items, net of tax. To reconcile the historical GAAP net income from continuing operations to adjusted EBITDA from continuing operations, add back the indicated amounts of stock-based compensation expense, depreciation and amortization expenses, interest income, other expense, provision (benefit) for income taxes, legal settlements, restructuring costs, and other applicable items.

Forward - Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning Telenav's anticipated or assumed future financial results and shares outstanding, the success of its efforts with its auto manufacturer customers and launch of vehicles containing the results of those collaborations, the continued adoption and success of Scout for iPhone, and the adoption and success of Scout for Cars and the success of its efforts to develop an advertising business. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in Telenav's quarterly and annual operating results; Telenav's dependence on Ford and AT&T for a substantial majority of its revenue; changes in the contractual relationships with AT&T and other wireless carriers to whom Telenav provides services, as have occurred in the past; automotive manufacturers, automotive equipment suppliers (“OEMs”), and consumer acceptance of Scout; Telenav's success in achieving additional design wins from OEMs and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's inexperience in the mobile advertising market; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's short history  in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of Telenav's products offered by Ford and the products offered by other automotive OEMs; the timing of new product releases and vehicle production by our automotive customers; Telenav's ability to increase revenue from premium services and international markets; successful conversion of freemium users to paid subscribers; Telenav's ability to successfully integrate and manage the operations and technologies and products of its acquisitions; Telenav's ability to attract and retain qualified personnel; Telenav's ability to attractand retain auto manufacturers and automotive OEMs; Telenav's ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon Telenav's financial results; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav's services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav's mission is to help make people's lives less stressful, more productive, and more fun when they are on the go. Our personalized navigation services help people make faster and smarter daily decisions about where to go, when to leave, how to get there, and what to do when they arrive.
We aim to be everywhere people need us. Our partners are wireless carriers, automobile manufacturers, app developers, advertisers and advertising agencies. Our carrier and automotive partners include AT&T, Bell Mobility, Boost Mobile, Ford, NII Holdings, QNX Software Systems, Rogers, Sony, Sprint Nextel, Telcel, T-Mobile U.S., U.S. Cellular, and Vivo Brazil. You can also find us in mobile app stores and on the web at www.telenav.com and www.scout.me.

Follow Telenav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.
The Telenav, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11384
Copyright 2013 Telenav, Inc. All Rights Reserved.

“Telenav” and “Scout,” are registered and unregistered trademarks and/or service marks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
Media Contact:
Mary Beth Lowell
Telenav, Inc.
425.531.0122
marybethl@telenav.com

Investor Relations:
Cynthia Hiponia and Alice Kousoum
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2013	June 30, 2012*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$25,787	$6,920
Short-term investments	165,898	192,548
Accounts receivable, net of allowances of $241 and $314, at June 30, 2013 and June 30, 2012, respectively	28,193	25,316
Deferred income taxes	867	1,403
Prepaid expenses and other current assets	13,781	14,319
Total current assets	234,526	240,506
Property and equipment, net	11,753	15,442
Deferred income taxes, non-current	3,771	2,872
Goodwill and intangible assets, net	18,805	923
Other assets	4,814	5,036
Total assets	$273,669	$264,779
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,604	$3,059
Accrued compensation	8,855	9,116
Accrued royalties	9,833	4,397
Other accrued expenses	16,729	8,385
Deferred revenue	7,025	9,222
Income taxes payable	95	1,350
Total current liabilities	44,141	35,529
Deferred rent, non-current	8,884	8,410
Other long-term liabilities	6,180	4,322
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 45,704 shares issued and 39,341 shares outstanding at June 30, 2013; 44,001 shares issued and 41,353 shares outstanding at June 30, 2012	40	42
Additional paid-in capital	118,193	118,855
Accumulated other comprehensive income	373	370
Retained earnings	95,858	97,251
Total stockholders’ equity	214,464	216,518
Total liabilities and stockholders’ equity	$273,669	$264,779

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2012

Telenav, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012*
	(Unaudited)		(Unaudited)

Revenue:
Product	$20,948	$6,830	$69,162	$24,186
Services	26,114	44,611	122,638	181,336
Total revenue	47,062	51,441	191,800	205,522
Cost of revenue:
Product	10,764	3,661	37,017	13,615
Services	7,698	7,875	32,096	30,833
Total cost of revenue	18,462	11,536	69,113	44,448
Gross profit	28,600	39,905	122,687	161,074
Operating expenses:
Research and development	14,977	16,299	60,349	65,764
Sales and marketing	7,683	5,619	30,435	25,345
General and administrative	6,130	8,570	24,765	26,084
Restructuring costs	1,671	—	1,671	—
Total operating expenses	30,461	30,488	117,220	117,193
Operating income (loss)	(1,861)	9,417	5,467	43,881
Interest income	343	417	1,462	1,573
Other expense, net	(438)	(400)	(255)	(89)
Income (loss) from continuing operations before provision for income taxes	(1,956)	9,434	6,674	45,365
Provision (benefit) for income taxes	(1,077)	3,210	1,093	13,559
Income (loss) from continuing operations, net of tax	(879)	6,224	5,581	31,806
Income from discontinued operations, net of tax	6,487	406	7,486	602
Net income	$5,608	$6,630	$13,067	$32,408

Income (loss) from continuing operations, net of tax, per share
Basic	$(0.02)	$0.15	$0.14	$0.77
Diluted	$(0.02)	$0.14	$0.13	$0.72

Income from discontinued operations, net of tax, per share
Basic	$0.17	$0.01	$0.19	$0.01
Diluted	$0.16	$0.01	$0.18	$0.01

Net income per share
Basic	$0.14	$0.16	$0.32	$0.78
Diluted	$0.14	$0.15	$0.31	$0.74

Weighted average shares used in computing net income (loss) per share
Basic	39,142	41,390	40,310	41,406
Diluted	40,450	43,259	41,919	43,944

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2012

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended June 30,
	2013	2012*
	(Unaudited)

Operating activities
Net income	$13,067	$32,408
Adjustments to reconcile net income to net
cash provided by operating activities:
Loss on disposal of property, plant & equipment	173	—
Write-off of long-term investments	335	250
Write-off due to impairment	438	—
Accretion of premium on short-term investments	4,424	4,598
Depreciation and amortization	8,408	8,171
Stock-based compensation expense	8,647	5,122
Excess tax benefit from stock-based compensation	305	(797)
Changes in operating assets and liabilities:
Accounts receivable	(2,559)	5,384
Deferred income taxes	(1,801)	1,024
Prepaid expenses and other current assets	551	(4,101)
Other assets	(730)	(391)
Accounts payable	(1,221)	266
Accrued compensation	(261)	1,269
Accrued royalties	5,436	(307)
Accrued expenses and other liabilities	10,152	3,869
Income taxes payable	(1,456)	2,427
Deferred rent	1,295	9,674
Deferred revenue	(2,290)	(39,559)
Net cash provided by operating activities	42,913	29,307

Investing activities
Purchases of property and equipment	(2,248)	(13,470)
Additions to capitalized software	(948)	(2,406)
Purchases of short-term investments	(124,707)	(170,592)
Purchases of long-term investments	(950)	(1,100)
Proceeds from sales and maturities of short-term investments	146,922	152,623
Acquisitions, net of cash acquired	(18,254)	(1,768)
Net cash used in investing activities	(185)	(36,713)

Financing activities
Proceeds from exercise of stock options	2,792	2,108
Tax withholdings related to net share settlements of restricted stock units	(51)	—
Repurchase of common stock	(26,310)	(12,545)
Excess tax benefit from stock-based compensation	(305)	797
Net cash used in financing activities	(23,874)	(9,640)

Effect of exchange rate changes on cash and cash equivalents	13	(87)
Net increase (decrease) in cash and cash equivalents	18,867	(17,133)
Cash and cash equivalents, at beginning of period	6,920	24,053
Cash and cash equivalents, at end of period	$25,787	$6,920

Supplemental disclosure of cash flow information
Income taxes paid, net	$2,893	$11,288

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2012

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) from Continuing Operations, Net of Tax, to Non-GAAP Income from Continuing Operations, Net of Tax

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012

GAAP net income	$5,608	$6,630	$13,067	$32,408
Income from discontinued operations, net of tax	6,487	406	7,486	602
Income (loss) from continuing operations, net of tax	(879)	6,224	5,581	31,806

Adjustments:
Legal settlement	—	—	1,300	—
Restructuring costs	1,671	—	1,671	—
Capitalized software and developed technology amortization expenses	980	592	3,680	2,019
Stock-based compensation:
Cost of revenue	32	23	149	91
Research and development	964	646	3,509	2,509
Sales and marketing	614	322	2,290	1,168
General and administrative	823	333	2,699	1,354
Total stock-based compensation	2,433	1,324	8,647	5,122
Tax effect of adding back adjustments	(1,096)	(753)	(2,696)	(1,252)

Non-GAAP net income from continuing operations, net of tax	$3,109	$7,387	$18,183	$37,695

Non-GAAP net income from continuing operations, net of tax, per share
Basic	$0.08	$0.18	$0.45	$0.91
Diluted	$0.08	$0.17	$0.43	$0.86
Weighted average shares used in computing net income per share
Basic	39,142	41,390	40,310	41,406
Diluted	40,450	43,259	41,919	43,944

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) from Continuing Operations, Net of Tax, to Adjusted EBITDA from Continuing Operations

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2013	2012	2013	2012

GAAP net income	$5,608	$6,630	$13,067	$32,408
Income from discontinued operations, net of tax	6,487	406	7,486	602
Income (loss) from continuing operations, net of tax	(879)	6,224	5,581	31,806

Adjustments:
Legal settlement	—	—	1,300	—
Restructuring costs	1,671	—	1,671	—
Stock-based compensation	2,433	1,324	8,647	5,122
Depreciation and amortization	1,981	2,146	8,408	8,171
Interest income	(343)	(417)	(1,462)	(1,573)
Other expense, net	438	400	255	89
Provision (benefit) for income taxes	(1,077)	3,210	1,093	13,559
Adjusted EBITDA from continuing operations	$4,224	$12,887	$25,493	$57,174